EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm

IRIS International, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 27, 2004, except for Note 7 which is as of March 11, 2004, relating to the consolidated financial statements of IRIS International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ BDO Seidman, LLP
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Los Angeles, California
February 2, 2005